UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K
________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2020

MSA SAFETY INCORPORATED
(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	46-4914539
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1000 Cranberry Woods Drive
Cranberry Township,	Pennsylvania	16066-5207
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 724-776-8600
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	MSA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
The annual meeting of shareholders of MSA Safety Incorporated was held on May 12, 2020. The following matters were acted upon:
1. Election of Directors
Diane M. Pearse, William M. Lambert and and Nishan J. Vartanian were elected to serve until the Annual Meeting in 2023, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Diane M. Pearse	30,343,860	2,272,984	2,641,976
William M. Lambert	31,681,217	935,627	2,641,976
Nishan J. Vartanian	32,279,750	337,094	2,641,976
Continuing as directors, with terms expiring in 2021, are Thomas W. Giacomini, Sandra Phillips Rogers and John T. Ryan, III. Continuing as directors, with terms expiring in 2022, are Robert A. Bruggeworth, Gregory B. Jordan, Rebecca B. Roberts and William R. Sperry.
2. Selection of Independent Registered Public Accounting Firm
Ernst & Young LLP was selected as the independent registered public accounting firm for the year ending December 31, 2020, by the following votes:

Votes For	Votes Against	Abstentions
35,177,134	9,848	71,838
3. Advisory Vote to Approve Executive Compensation
The results of the advisory vote to approve the executive compensation of the Company’s named executive officers were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,899,587	662,387	54,870	2,641,976

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, MSA Safety Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSA SAFETY INCORPORATED
(Registrant)

By	/s/ Stephanie L. Sciullo
Stephanie L. Sciullo
Vice President and Chief Legal Officer
Date: May 14, 2020

EXHIBIT INDEX

Exhibit No.	Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)